SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  May 11, 2009
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                        (Date of earliest event reported)

                      HARRINGTON WEST FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                      0-50066                   48-1175170
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

610 Alamo Pintado Road, Solvang, California                             93463
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(Address of principal executive offices)                              (Zip Code)

                                 (805) 688-6644
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)


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Table of Contents
Item 8.01.   Other Events.

SIGNATURE


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Item 8.01 Other Events.

On May 11, 2009, Harrington West Financial Group, Inc. (NASDAQ: HWFG) reached agreement with Concordia Financial Services Fund L.P. (Concordia) with regard to the outstanding $3.9 million in demand notes due HWFG to purchase 401,150 shares of common stock at $6.25 per share and 54,001 shares of Series A Preferred shares. In settlement of the $3.9 million in notes due from Concordia for which no HWFG shares have been issued, Concordia agreed to convert all of its $2.1 million of its previously issued Series A preferred to HWFG common stock at $6.25 per share, thus reducing HWFG's dividend payments by $172 thousand per year. HWFG and Concordia entered into a mutual release from any future claims, and Concordia agreed to waive its rights in the stock purchase agreements for a HWFG Board seat and any pre-emptive right on any future equity offerings.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        HARRINGTON WEST FINANCIAL GROUP, INC.


                                        By: /s/ Craig J. Cerny
                                            ------------------------------------
                                            Craig J. Cerny
                                            Chairman of the Board and
                                            Chief Executive Officer


Date:    May 11, 2009.